UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  May 31, 2019

COMSTOCK RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

STATE OF NEVADA	001-03262	94-1667468
(State or other jurisdiction incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5300 Town and Country Boulevard

Suite 500

Frisco, Texas 75034

(Address of principal executive offices)

(972) 668-8800

(Registrant's Telephone No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.50 (per share)	CRK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

The Company held its 2019 Annual Meeting of Stockholders on May 31, 2019. The following proposals were submitted to the holders of the Company's common stock for a vote:

1.	The election of five nominees to the Board of Directors;
2.	The approval of the Comstock Resources, Inc. 2019 Long-term Incentive Plan; and
3.	The ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2019.

104,288,446 shares of the Company's common stock were represented at the meeting or 98.5% of the Company's voting capital stock.  8,834,591 of the shares were broker non-votes and were only included in the results on proposal 3.

The results of such votes were as follows:

1.	The following votes were cast in the election of the five nominees to the Board of Directors:

Name of Nominee	Number of Votes Voted For	Number of Votes Withheld	Total
M. Jay Allison	95,381,093	72,762	95,453,855
Roland O. Burns	94,323,104	1,130,751	95,453,855
Elizabeth B. Davis	94,030,638	1,423,217	95,453,855
Morris E. Foster	94,034,910	1,418,945	95,453,855
Jim L. Turner	93,854,721	1,599,134	95,453,855

2.	The following votes were cast in the approval of the Comstock Resources, Inc. 2019 Long-term Incentive Plan:

Number of Votes Voted For	Number of Votes Voted Against	Number of Votes Abstaining	Total

95,257,180	119,502	77,173	95,453,855

3.	The following votes were cast in the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2019:

Number of Votes Voted For	Number of Votes Voted Against	Number of Votes Abstaining	Total

104,203,597	45,238	39,611	104,288,446

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COMSTOCK RESOURCES, INC.

Dated: June 3, 2019	By:	/s/ ROLAND O. BURNS
Roland O. Burns
President and Chief Financial Officer